UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	BASX*	The OTCQX Best Market*
* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Michael Henry as Vice President and Chief Accounting Officer
Effective as of November 9, 2020, Michael Henry was appointed to serve as Vice President and Chief Accounting Officer of Basic Energy Services, Inc., a Delaware corporation (“Basic” or the “Company”). Mr. Henry will perform the functions of the Company’s principal accounting officer.
As previously reported, on September 29, 2020, the Board of Directors of the Company approved the appointment of Adam Hurley to serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, effective as of October 10, 2020, and Mr. Hurley was to perform the functions of the Company’s principal financial officer and principal accounting officer. In connection with the appointment of Mr. Henry as Vice President and Chief Accounting Officer of the Company, Mr. Hurley will continue to perform the functions of the Company’s principal financial officer and will no longer perform the functions of the Company’s principal accounting officer.
Prior to joining the Company, Mr. Henry, age 48, served as Corporate Controller of FTS International Services, LLC beginning in October 2015, and as the Director of Accounting Policy and External Reporting from February 2014 to October 2015. From February 2008 until February 2014, Mr. Henry served as Director of Financial Reporting for RadioShack Corporation. Mr. Henry received a BBA in Accounting from Texas Christian University. Mr. Henry has 26 years of related industry experience.
Mr. Henry has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Henry is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Michael Henry Employment Agreement
The Company has entered into an employment agreement effective as of November 9, 2020 (the “Employment Agreement”) with Mr. Henry. The initial term of the Employment Agreement is through December 31, 2022, and it will automatically renew for subsequent one-year periods as of that date and each year thereafter unless notice of termination is properly given by the Company or Mr. Henry. Pursuant to the Employment Agreement, Mr. Henry is entitled to a base salary of $240,000 per year. Mr. Henry will also be entitled to an annual performance bonus, with a target bonus equal to 40% of his base salary, if certain performance criteria are met. Under the Employment Agreement, Mr. Henry is eligible from time to time to receive awards of long-term equity incentive compensation under the Company’s equity compensation plans. The current target amount for such long-term incentive compensation is 75% of Mr. Henry’s base salary. He will also receive a one-time signing bonus of $25,000.
If Mr. Henry’s employment is involuntarily terminated for certain reasons, he would be entitled under the Employment Agreement to a lump sum severance payment equal to 0.75 times the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Henry’s employment is terminated for certain reasons within the six months preceding or the twelve months following a change of control of the Company, he would be entitled under the Employment Agreement to a lump sum severance payment equal to 1.0 times the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three completed fiscal years. In the event that within the six months preceding or the twelve months following a change of control of the Company, Mr. Henry’s Employment Agreement is not renewed by the Company and a new employment agreement has not been entered into, Mr. Henry will be entitled to the same severance benefits described above, subject to his timely execution and non-revocation of a customary release of claims and certain other conditions.
Mr. Henry has agreed in his Employment Agreement that, for a period of six months following the termination of his employment by the Company without cause or by him for good reason, and for a period of two years following the termination of his employment for retirement or any other reason, he will not, among other things, engage in any business competitive with the Company’s business, render services to any entity which is competitive with the Company or solicit business from certain of the Company’s customers or potential customers. These non-competition and non-solicitation restrictions shall not apply in the event that such termination is within twelve months of a change of control of the Company. Additionally, Mr. Henry has agreed not to solicit any of the Company’s employees to terminate, reduce, or adversely affect their employment with the Company for a period of two years from his date of termination, for whatever reason.

The above summary of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1		Employment Agreement of Michael Henry, dated November 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: November 10, 2020	By:	/s/ Adam L. Hurley
	Name:	Adam L. Hurley
	Title:	Executive Vice President, Chief Financial Officer
Treasurer and Secretary